Exhibit 99.1

INOVALON EXPECTS FOURTH QUARTER REVENUE GROWTH OF 18% TO 20%
AND ADJUSTED EBITDA GROWTH OF 78% ASSUMING THE MIDPOINT,
CONSISTENT WITH PRIOR GUIDANCE

COMPANY ISSUES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2017 EXPECTATIONS
IN CONJUNCTION WITH J.P. MORGAN HEALTHCARE CONFERENCE PARTICIPATION

Preliminary Fourth Quarter 2017 Expectations

•	Fourth quarter revenue expected to be between $113.5 million to $115.0 million, up 18% to 20% year-over-year as reported and 13% to 15% year-over-year on an organic basis[1]

•	Fourth quarter gross margin expected to be between 66.0% to 66.5%, a year-over-year increase of 620 to 670 basis points

•	Fourth quarter income before taxes expected to be between $3.0 million to $6.0 million

•	Fourth quarter Adjusted EBITDA expected to be between $23.5 million to $27.5 million, up 78% year-over-year assuming the midpoint

•	Fourth quarter Adjusted EBITDA margin expected to be 22.3%, a year-over-year increase of 740 basis points, assuming the midpoint

Preliminary Full Year 2017 Expectations

•	Full year revenue expected to be between $448.2 million to $449.7 million, up 5% year-over-year, assuming the midpoint

•	Full year gross margin expected to be approximately 66%, a year-over-year increase of over 300 basis points

•	Full year income before taxes expected to be between $31.0 million to $34.0 million

•	Full year Adjusted EBITDA expected to be between $107.0 million to $111.0 million, up 9% year-over-year, assuming the midpoint

•	Full year Adjusted EBITDA margin is expected to be between 23.9% to 24.7%, a year-over-year increase of 50 to 130 basis points, assuming the midpoint

•	Company expects to provide 2018 guidance in conjunction with its fourth quarter and full year 2017 earnings release on February 20, 2018

Please see Inovalon’s new Investor Brochure available at http://investors.inovalon.com, as well as the Company’s 2018 J.P. Morgan Healthcare Conference presentation at http://investors.inovalon.com, for additional information such as preliminary 2017 connectivity metrics, Inovalon ONE™ Platform patient counts, and revenue diversification, amongst other metrics.

BOWIE, Md. - January 8, 2018 - Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models across the healthcare ecosystem, today announced preliminary unaudited expected results for the fourth quarter and full year 2017, in conjunction with its participation at the J.P. Morgan Healthcare Conference.

“We are pleased with our execution in 2017 and are excited about the adoption that we are seeing of the Inovalon ONE™ Platform,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “Our differentiated cloud-native capabilities, ecosystem connectivity, and expanding datasets are enabling new opportunities, driving market demand, and are resulting in positive financial performance. Reflecting this, we experienced double-digit organic revenue growth and strong year-over-year margin expansion in the fourth quarter, within our previously-conveyed guidance.”

“Our expected fourth quarter results continue to demonstrate the increased operating leverage we are seeing in our business,” said Chris Greiner, chief financial officer and chief operating officer of Inovalon. “Favorable offering mix and pricing, as well as technology-enabled efficiencies, have led to expanded gross margin, allowing us to continue to invest in innovation and sales, while still delivering year-over-year Adjusted EBITDA margin expansion, in line with our prior guidance.”

In addition, as a result of the Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017, the Company will remeasure its deferred tax assets and liabilities. While the Company is still evaluating the impact of the changes to the tax code, the Company expects the changes to result in a significant decrease in provision for income taxes and corresponding material increase in net income and Non-GAAP net income for the fourth quarter and full year 2017. The Company will provide a further update on the impact of this adjustment in its fourth quarter and full year 2017 earnings release on February 20, 2018.

All full-year and fourth quarter 2017 estimated financial information contained herein, including performance and results, are preliminary estimates determined in good faith based on Inovalon’s internal reporting for the fourth quarter and fiscal year 2017 and remain subject to the completion of the Company's customary quarterly close and review procedures related to its year-end financial statement closing process and review and audit by the Company’s independent public accounting firm. Where a range of potential results has been provided herein, a midpoint of such range is assumed for illustrative purposes only, and such midpoint should not be viewed as an indication of management’s expectations or actual results. Material adjustments may arise between the date of this press release and the dates on which the Company announces its full fourth quarter and fiscal year 2017 results and files its Form 10-K for the fiscal year 2017 with the SEC.

Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP measures. Explanations of why the Company finds Adjusted EBITDA and Adjusted EBITDA margin useful and a reconciliation of Adjusted EBITDA to GAAP are included later in this press release.

J.P. Morgan Healthcare Conference

The Company is scheduled to present at the J.P. Morgan Healthcare Conference at 3:00 p.m. (PT) on Wednesday, January 10, 2018. Investors may access a live audio webcast of the presentation on the Investor Relations section of Inovalon’s website at http://investors.inovalon.com. An archived version of this presentation will remain posted for a limited time. In addition, the Company has posted on the Investor Relations section of its website an Investor Brochure with additional information, as well as the Company’s presentation deck for the J.P. Morgan Healthcare Conference.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering a data-driven transformation from volume-based to value-based models throughout the healthcare industry. Through the Inovalon ONE™ Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem on massive scale, aggregate and analyze data in petabyte volumes to arrive at sophisticated insights in real-time, drive impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables the assessment and improvement of clinical and quality outcomes and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Providing technology that supports a client base approaching 500 healthcare organizations, Inovalon's platforms are informed by data pertaining to more than 903,000 physicians, more than 385,000 clinical facilities, and 231 million Americans. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding our estimated results of operations and financial position for the fourth quarter and full year 2017, the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “preliminary,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, our estimated results of operations and financial position for the fourth quarter and full year 2017, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, and plans to repurchase shares of Class A common stock. Inovalon has based these forward-looking statements largely on its preliminary estimates of its financial results and its current expectations and projections about future events and trends that it believes may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements include statements regarding the estimated effects of the Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017 (the “Tax Legislation”) on the Company’s preliminary estimates for the fourth quarter and year ending December 31, 2017. The Tax Legislation made numerous changes to federal corporate tax law. Inovalon is in the process of analyzing these changes and cannot determine at this time the full effects of the Tax Legislation on its business and financial results. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as the Company’s current interpretations, assumptions and expectations relating to the Tax Legislation, and are subject to change, possibly materially, as the Company completes its analysis of the Tax Legislation.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE™ Platform, Data Diagnostics® and INDICES® Value-Based Provider Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017, included under the heading Item 1A, “Risk Factors” and in subsequent reports filed with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

1 Organic revenue growth is defined as growth excluding revenue from businesses acquired within the last 12 months.

Inovalon Holdings, Inc.
Preliminary Adjusted EBITDA Expectations (Unaudited)

	Preliminary Range Expectations
	Three Months Ending December 31, 2017		Twelve Months Ending December 31, 2017
(In millions)	Low	High	Low	High
Reconciliation of Income Before Taxes to Adjusted EBITDA:
Income Before Taxes	$3	$6	$31	$34
Depreciation and amortization	13	14	52	53
Interest expense	2	2	6	6
Interest income	(1)	(1)	(5)	(5)
EBITDA	17	21	84	88
Stock-based compensation	5	5	17	17
Acquisition costs:
Transaction costs	—	—	1	1
Integration costs	—	—	2	2
Contingent consideration accretion	(2)	(2)	(5)	(5)
Compensatory contingent consideration	1	1	2	2
Other non-comparable items(1)	3	3	6	6
Adjusted EBITDA	$24	$28	$107	$111
Adjusted EBITDA margin	20.7%	23.9%	23.9%	24.7%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA and Adjusted EBITDA margin as additional information for evaluating the Company’s operating results. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before taxes calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), tax on equity exercises, and other non-comparable items. Due to the uncertainty related to the impact of the Tax Legislation, as discussed above, the Company is still evaluating the impact of the Tax Legislation on its fourth quarter and full year 2017 results and will provide a further update on the impact of this adjustment in its fourth quarter and full year 2017 earnings release on February 20, 2018. As a result, the Company has provided a reconciliation of Adjusted EBITDA to income before taxes above. The only adjustment from income before taxes to net income not reflected in the reconciliation above is provision for taxes. As described above, the Company currently expects the impact of the Tax Legislation to be materially positive.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com

Inovalon
Kim E. Collins (Communications)
Phone: 301-809-4000 x1473
kcollins@inovalon.com